EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
SECOND QUARTER ENDED JUNE 30, 2009

Natick, MA (July 20, 2009) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the second quarter ended June 30, 2009, as well as guidance for net sales and earnings per share (EPS) for the third quarter and full year 2009.

Second quarter highlights (Sales growth rates are constant currency):

•	Increased sales seven percent to $2.074 billion and achieved adjusted EPS of $0.20, both at the high end of the Company’s guidance range (GAAP EPS of $0.10)
•	Increased worldwide sales of cardiac rhythm management (CRM) products 10 percent, including a 13 percent increase in implantable cardioverter defibrillator (ICD) sales
•	Increased worldwide sales of drug-eluting stent (DES) systems 14 percent
•	Maintained leadership position in worldwide DES market, including a 50 percent share of the U.S. market
•	Increased worldwide Neuromodulation sales 18 percent
•	Increased worldwide Endoscopy sales six percent, Urology/Gynecology seven percent

“I am excited about joining the Boston Scientific team and to help report a very good quarter,” said Ray Elliott, President and Chief Executive Officer of Boston Scientific. “We delivered sales and earnings at the high end of our guidance range with almost all businesses and regions reporting solid results.  The performance of our two largest businesses was particularly impressive, with Cardiovascular achieving mid-teens growth in DES sales and CRM recording its fifth consecutive quarter of double-digit growth in the U.S.”

Net sales for the second quarter of 2009 were $2.074 billion, as compared to net sales of $2.024 billion for the second quarter of 2008, which included sales from divested businesses of $19 million. Excluding the impact of foreign currency and sales from divested businesses, net sales increased seven percent over the prior period.

Worldwide sales of the Company’s CRM products for the second quarter – on a reported basis – were as follows:

(in millions)	U.S.		International		Worldwide
	Q2 2009	Q2 2008	Q2 2009	Q2 2008	Q2 2009	Q2 2008
ICD systems	$315	$276	$139	$144	$454	$420
Pacemaker systems	90	88	65	70	155	158

Total CRM products	$405	$364	$204	$214	$609	$578

Worldwide sales of the Company’s coronary stent systems for the second quarter – on a reported basis – were as follows:

(in millions)	U.S.		International		Worldwide
	Q2 2009	Q2 2008	Q2 2009	Q2 2008	Q2 2009	Q2 2008
Drug-eluting	$238	$175	$203	$207	$441	$382
Bare-metal	15	25	28	33	43	58

Total coronary stent systems	$253	$200	$231	$240	$484	$440

Reported net income for the second quarter of 2009 was $158 million, or $0.10 per share. Reported results included intangible asset impairment charges, acquisition- and restructuring-related charges; discrete tax items and amortization expense (after-tax) of $139 million, or $0.10 per share, which consisted of:

•	$8 million ($10 million pre-tax) of intangible asset impairment charges associated primarily with certain Urology-related intangible assets;
•	$17 million, on both a pre-tax and after-tax basis, of purchased research and development charges, associated with the acquisition of certain technology rights;
•	$22 million ($30 million pre-tax) of restructuring and restructuring-related charges associated with the Company’s plant network optimization plan and expense and head count reduction initiatives;
•	An $11 million credit for discrete tax items related to certain tax positions taken in a prior period; and
•	$103 million ($126 million pre-tax) of amortization expense.

Adjusted net income for the second quarter of 2009, excluding these charges, was $297 million, or $0.20 per share.

Reported net income for the second quarter of 2008 was $98 million, or $0.07 per share.  Reported results included acquisition-, divestiture-, and restructuring-related charges and amortization expense (after-tax) of $206 million, or $0.13 per share.  Adjusted net income for the second quarter of 2008, excluding these charges, was $304 million, or $0.20 per share.

“We were also encouraged during the quarter by positive outcomes from three important trials – MADIT-CRT, MADIT II and SYNTAX – all of which provided additional evidence of the effectiveness of our products,” said Elliott.  “New products accounted for more than 40 percent of our sales this quarter, and we continue to bring a wide range of innovations to market.  We recently received FDA approval for the TAXUS® Liberté® Atom™ Paclitaxel-Eluting Coronary Stent System, the TAXUS® Liberté® Long Paclitaxel-Eluting Coronary Stent System and an expanded indication for the SpyScope® Access and Delivery Catheter, as well as CE Mark for the ENDOTAK RELIANCE® 4-SITE Defibrillation Lead System and the LATITUDE® Patient Management System.  These approvals position us well for the remainder of the year and, perhaps more important, provide a springboard into 2010.”

Guidance for Third Quarter and Full Year 2009

The Company estimates net sales for the third quarter of 2009 of between $2.0 billion and $2.1 billion. Adjusted earnings, excluding intangible asset impairment charges; acquisition-, divestiture-, litigation- and restructuring-related charges; and amortization expense, are estimated to range between $0.17 and $0.21 per share. The Company estimates net income on a GAAP basis of between $0.08 and $0.13 per share.

The Company has updated its net sales estimate for the full year of 2009 to between $8.1 billion and $8.4 billion. The Company expects adjusted earnings, excluding intangible asset impairment charges; acquisition-, divestiture-, litigation- and restructuring-related charges; discrete tax items, and amortization expense, for the full year of between $0.82 and $0.86 per share. The Company expects net income on a GAAP basis of between $0.47 and $0.53 per share.

Boston Scientific officials will be discussing these results with analysts on a conference call at 8:00 a.m. (ET) Tuesday, July 21, 2009. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our financial performance, our growth strategy, new product approvals, our market position, acquisitions and divestitures, restructuring activities and litigation matters.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of non-GAAP Financial Information

A reconciliation of the Company’s non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company’s use of these non-GAAP measures, is included in the exhibits attached to this press release.

CONTACT: Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in millions, except per share data	2009	2008	2009	2008

Net sales	$2,074	$2,024	$4,084	$4,071
Cost of products sold	630	604	1,237	1,185

Gross profit	1,444	1,420	2,847	2,886

Operating expenses:
Selling, general and administrative expenses	671	655	1,321	1,315
Research and development expenses	263	253	520	497
Royalty expense	53	48	98	94
Loss on program termination	16		16
Amortization expense	126	135	255	279
Intangible asset impairment charges	10		10
Purchased research and development	17	16	17	29
Gain on divestitures				(250)
Restructuring charges	13	10	36	39
Litigation-related charges			287
	1,169	1,117	2,560	2,003
Operating income	275	303	287	883

Other income (expense):
Interest expense	(92)	(118)	(194)	(249)
Other, net	(3)	(85)	(10)	(72)

Income before income taxes	180	100	83	562
Income tax expense (benefit)	22	2	(62)	142
Net income	$158	$98	$145	$420

Net income per common share — basic	$0.10	$0.07	$0.10	$0.28
Net income per common share — assuming dilution	$0.10	$0.07	$0.10	$0.28

Weighted-average shares outstanding
Basic	1,506.8	1,497.6	1,505.8	1,495.8
Assuming dilution	1,514.5	1,505.2	1,511.6	1,502.6

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONDOLIDATED BALANCE SHEETS

	June 30,	December 31,
in millions, except share data	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,194	$1,641
Trade accounts receivable, net	1,444	1,402
Inventories	878	853
Deferred income taxes	870	911
Prepaid expenses and other current assets	410	645
Total current assets	4,796	5,452

Property, plant and equipment, net	1,719	1,728
Goodwill	12,425	12,421
Other intangible assets, net	6,981	7,244
Other long-term assets	272	294
	$26,193	$27,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current debt obligations	$330	$2
Accounts payable	213	239
Accrued expenses	2,021	2,612
Other current liabilities	186	380
Total current liabilities	2,750	3,233

Long-term debt	5,920	6,743
Deferred income taxes	2,165	2,262
Other long-term liabilities	1,944	1,727

Commitments and contingencies

Stockholders’ equity
Preferred stock, $ .01 par value - authorized 50,000,000 shares, none issued and outstanding
Common stock, $ .01 par value - authorized 2,000,000,000 shares and issued 1,507,258,301 shares as of June 30, 2009 and 1,501,635,679 shares as of December 31, 2008	15	15
Additional paid-in capital	16,009	15,944
Accumulated deficit	(2,588)	(2,732)
Other stockholders’ deficit	(22)	(53)
Total stockholders’ equity	13,414	13,174
	$26,193	$27,139

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2009		2008		2009		2008
in millions, except per share data	Net income	Impact per diluted share	Net income	Impact per diluted share	Net income	Impact per diluted share	Net income	Impact per diluted share
GAAP results	$158	$0.10	$98	$0.07	$145	$0.10	$420	$0.28
Non-GAAP adjustments:
Intangible asset impairment charges	8	0.01			8	0.01
Acquisition-related charges	17	0.01	19	0.01	17	0.01	27	0.02
Divestiture-related losses (gains)			64	0.04	(2)	(0.00)	(51)	(0.04)
Restructuring-related charges	22	0.02	15	0.01	47	0.03	47	0.03
Litigation-related charges					240	0.15
Discrete tax items	(11)	(0.01)			(74)	(0.05)
Amortization expense	103	0.07	108	0.07	205	0.14	218	0.15
Adjusted results	$297	$0.20	$304	$0.20	$586	$0.39	$661	$0.44

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended		Six Months Ended
(in millions)	June 30,		June 30,
	2009	2008	2009	2008
Intangible asset impairment charges:
Intangible asset impairment charges	$10		$10
Income tax benefit (a)	(2)		(2)
Intangible asset impairment charges, net of tax	$8		$8

Acquisition-related charges:
Purchased research and development	$17	$16	$17	$29
Income tax expense (benefit) (a)		3		(2)
Acquisition-related charges, net of tax	$17	$19	$17	$27

Divestiture-related losses (gains):
Gain on divestitures				$(250)
Loss (gain) on sale of non-strategic investments (b)		$96	$(3)	96
		96	(3)	(154)
Income tax (benefit) expense (a)		(32)	1	103
Divestiture-related losses (gains), net of tax		$64	$(2)	$(51)

Restructuring-related charges:
Restructuring charges	$13	$10	$36	$39
Restructuring-related charges (c)	17	11	30	26
	30	21	66	65
Income tax benefit (a)	(8)	(6)	(19)	(18)
Restructuring-related charges, net of tax	$22	$15	$47	$47

Litigation-related charges:
Litigation-related charges:			$287
Income tax benefit (a)			(47)
Litigation-related charges, net of tax			$240

Discrete tax items:
Income tax benefit (a)	$(11)		$(74)

Amortization expense:
Amortization expense	$126	$135	$255	$279
Income tax benefit (a)	(23)	(27)	(50)	(61)
Amortization expense, net of tax	$103	$108	$205	$218

(a) Amounts are tax effected at the Company’s effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Interpretation No. 18, “Accounting for Income Taxes in Interim Periods.”
(b) Recorded to other, net.
(c) In the second quarter of 2009, recorded $12 million to cost of products sold; $4 million to selling, general and administrative expenses; and $1 million to research and development expenses. In the second quarter of 2008, recorded $3 million to cost of products sold; $6 million to selling, general and administrative expenses; and $2 million to research and development expenses. In the first half of 2009, recorded $22 million to cost of products sold; $6 million to selling, general and administrative expenses; and $2 million to research and development expenses. In the first half of 2008, recorded $7 million to cost of products sold; $15 million to selling, general and administrative expenses; and $4 million to research and development expenses.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Three Months Ended		As Reported		Constant
	June 30,		Currency		Currency
in millions	2009	2008	Basis		Basis

United States	$1,194	$1,088	10%		10%

EMEA	469	531	(12	) %	2%
Japan	240	205	17%		9%
Inter-Continental	169	181	(6	) %	8%
International	878	917	(4	) %	5%

Subtotal	2,072	2,005	3%		7%

Divested Businesses	2	19	N/A		N/A

Worldwide	$2,074	$2,024	2%		7%

			Change
	Three Months Ended		As Reported		Constant
	June 30,		Currency		Currency
in millions	2009	2008	Basis		Basis

Cardiac Rhythm Management	$609	$578	5%		10%
Electrophysiology	37	38	(3	) %	(1	) %
Cardiac Rhythm Management Group	646	616	5%		9%

Interventional Cardiology	736	707	4%		8%
Peripheral Interventions	171	177	(4	) %	2%
Cardiovascular Group	907	884	3%		7%

Neurovascular	87	92	(5	) %	0%

Endoscopy	246	243	1%		6%
Urology/Gynecology	114	109	5%		7%
Endosurgery Group	360	352	2%		6%

Neuromodulation	72	61	17%		18%

Subtotal	2,072	2,005	3%		7%

Divested Businesses	2	19	N/A		N/A

Worldwide	$2,074	$2,024	2%		7%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q2 2009 Net Sales as compared to Q2 2008
	Change		Estimated Impact of Foreign Currency
in millions	As Reported Currency Basis	Constant Currency Basis

United States	$106	$106

EMEA	(62)	11	$(73)
Japan	35	19	16
Inter-Continental	(12)	14	(26)
International	(39)	44	(83)

Subtotal	67	150	(83)

Divested Businesses	(17)	(17)	0

Worldwide	$50	$133	$(83)

	Q2 2009 Net Sales as compared to Q2 2008
	Change		Estimated Impact of Foreign Currency
in millions	As Reported Currency Basis	Constant Currency Basis

Cardiac Rhythm Management	$31	$57	$(26)
Electrophysiology	(1)	0	(1)
Cardiac Rhythm Management Group	30	57	(27)

Interventional Cardiology	29	57	(28)
Peripheral Interventions	(6)	3	(9)
Cardiovascular Group	23	60	(37)

Neurovascular	(5)	0	(5)

Endoscopy	3	14	(11)
Urology/Gynecology	5	7	(2)
Endosurgery Group	8	21	(13)

Neuromodulation	11	12	(1)

Subtotal	67	150	(83)

Divested Businesses	(17)	(17)	0

Worldwide	$50	$133	$(83)

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Six Months Ended		As Reported		Constant
	June 30,		Currency		Currency
in millions	2009	2008	Basis		Basis

United States	$2,364	$2,205	7%		7%

EMEA	915	1,039	(12	) %	3%
Japan	482	427	13%		3%
Inter-Continental	316	349	(10	) %	7%
International	1,713	1,815	(6	) %	4%

Subtotal	4,077	4,020	1%		6%

Divested Businesses	7	51	N/A		N/A

Worldwide	$4,084	$4,071	0%		4%

			Change
	Six Months Ended		As Reported		Constant
	June 30,		Currency		Currency
in millions	2009	2008	Basis		Basis

Cardiac Rhythm Management	$1,197	$1,143	5%		9%
Electrophysiology	74	76	(3	) %	(1	) %
Cardiac Rhythm Management Group	1,271	1,219	4%		9%

Interventional Cardiology	1,473	1,463	1%		5%
Peripheral Interventions	329	355	(8	) %	(3	) %
Cardiovascular Group	1,802	1,818	(1	) %	3%

Neurovascular	174	184	(5	) %	0%

Endoscopy	478	472	1%		6%
Urology/Gynecology	219	209	5%		7%
Endosurgery Group	697	681	2%		6%

Neuromodulation	133	118	13%		14%

Subtotal	4,077	4,020	1%		6%

Divested Businesses	7	51	N/A		N/A

Worldwide	$4,084	$4,071	0%		4%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q2 2009 YTD Net Sales as compared to Q2 2008 YTD
	Change		Estimated Impact of Foreign Currency
in millions	As Reported Currency Basis	Constant Currency Basis

United States	$159	$159

EMEA	(124)	26	$(150)
Japan	55	13	42
Inter-Continental	(33)	26	(59)
International	(102)	65	(167)

Subtotal	57	224	(167)

Divested Businesses	(44)	(44)	0

Worldwide	$13	$180	$(167)

	Q2 2009 YTD Net Sales as compared to Q2 2008 YTD
	Change		Estimated Impact of Foreign Currency
in millions	As Reported Currency Basis	Constant Currency Basis

Cardiac Rhythm Management	$54	$107	$(53)
Electrophysiology	(2)	0	(2)
Cardiac Rhythm Management Group	52	107	(55)

Interventional Cardiology	10	67	(57)
Peripheral Interventions	(26)	(9)	(17)
Cardiovascular Group	(16)	58	(74)

Neurovascular	(10)	(1)	(9)

Endoscopy	6	29	(23)
Urology/Gynecology	10	15	(5)
Endosurgery Group	16	44	(28)

Neuromodulation	15	16	(1)

Subtotal	57	224	(167)

Divested Businesses	(44)	(44)	0

Worldwide	$13	$180	$(167)

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Q3 2009 Estimate	Q3 2009 Estimate
	(Low)	(High)
GAAP results	$0.08	$0.13

Estimated restructuring-related charges	0.02	0.01
Estimated amortization expense	0.07	0.07

Adjusted results	$0.17	$0.21

	2009 Estimate	2009 Estimate
	(Low)	(High)
GAAP results	$0.47	$0.53

Estimated intangible asset impairment charges	0.01	0.01
Estimated acquisition-related net credits	(0.11)	(0.11)
Estimated restructuring-related charges	0.08	0.06
Estimated litigation-related charges	0.15	0.15
Estimated discrete tax items	(0.05)	(0.05)
Estimated amortization expense	0.27	0.27

Adjusted results	$0.82	$0.86

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific’s condensed consolidated financial statements presented on a GAAP basis; the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net income is GAAP net income and the GAAP measure most comparable to non-GAAP net income per share is GAAP net income per share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure are included in the accompanying schedules.

To calculate regional and divisional revenue growth rates that exclude the impact of foreign exchange, the Company converts actual current-period net sales from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue. A reconciliation of this non-GAAP financial measure to the corresponding GAAP measure is included in the accompanying schedules.

Use and Economic Substance of Non-GAAP Financial Measures Used by Boston Scientific
Management uses these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s operating segments. The adjustments excluded from the Company’s non-GAAP measures are consistent with those excluded from its reportable segments’ measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company’s chief operating decision maker and are used to make operating decisions and assess performance.

The following is an explanation of each of the adjustments that management excluded as part of its non-GAAP measures for the six months ended June 30, 2009 and 2008 and for the forecasted three month period ending September 30, 2009 and full year ending December 31, 2009, as well as reasons for excluding each of these individual items:

•
Intangible asset impairment charges - These amounts represent non-cash write-downs of certain of the Company’s intangible assets. Following the Company’s acquisition of Guidant in 2006, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of these charges from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, these charges are excluded from management’s assessment of operating performance and are also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

•
Acquisition-related charges - These adjustments consist of purchased research and development. Purchased research and development is a highly variable charge based on the extent and nature of external technology acquisitions during the period. Management removes the impact of purchased research and development from the Company’s operating results to facilitate an evaluation of the Company’s current operating performance and a comparison to the Company’s past operating performance.

•
Divestiture-related gains and losses – These amounts represent gains and losses, and related tax impacts, that the Company recognized related to the sale of non-strategic assets, including the sale of certain businesses, development programs and non-strategic investments. The sale and transfer of these non-strategic assets were substantially completed during 2008. These gains and losses are not indicative of future operating performance and are not used by management to assess operating performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and a comparison to the Company’s past operating performance.

•
Restructuring and restructuring-related charges – These adjustments primarily represent severance, employee-related retention incentives, asset write-offs, accelerated depreciation, costs to transfer production lines from one facility to another, and other costs associated with the Company’s plant network optimization and expense and head count reduction initiatives. These expenses are not indicative of the Company’s on-going operating performance and are excluded by management in assessing the Company’s operating performance, as well as from the Company’s operating segments’ measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and a comparison to the Company’s past operating performance.

•
Litigation-related charges –These charges are attributable to certain patent litigation matters. These amounts represent significant charges during the first quarter of 2009 and do not reflect expected on-going operating expenses. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

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Discrete tax items - These items represent current period adjustments of certain tax positions, which were initially established in prior periods as a result of acquisitions or as a result of divestiture-, significant litigation- or restructuring-related charges. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

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Amortization expense - Amortization expense is a non-cash charge and does not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Management removes the impact of amortization from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, amortization expense is excluded from management’s assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded amortization expense for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

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Foreign exchange on net sales - The impact of foreign exchange is highly variable and difficult to predict. Accordingly, management excludes the impact of foreign exchange for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation from or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are:

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Items such as purchased research and development and divestiture-related gains and losses reflect economic costs to the Company and are not reflected in non-GAAP net income and non-GAAP net income per diluted share.

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Items such as restructuring and restructuring-related expenses, litigation-related charges, and discrete tax items that are excluded from non-GAAP net income and non-GAAP net income per diluted share can have a material impact on cash flows and GAAP net income and net income per diluted share.

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Amortization expense and intangible asset impairment charges, though not directly affecting Boston Scientific’s cash flow position, represent a reduction in value of intangible assets. The expense associated with this reduction in value is not included in Boston Scientific’s non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full effect of the reduction in value of those intangible assets.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP net sales.

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Other companies may calculate non-GAAP net income, non-GAAP net income per diluted share, or regional and divisional revenue growth rates that exclude the impact of foreign exchange differently than Boston Scientific does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
Boston Scientific compensates for the limitations on its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company’s performance.

The Company provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure in the accompanying schedules, and Boston Scientific encourages investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange in addition to the related GAAP measures provides investors greater transparency to the information used by

Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific’s results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific’s investors to understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance.